UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2013, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and J.P. Morgan Securities LLC acting as joint book-running managers and as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 3,110,449 shares of common stock of the Company, par value $0.001 per share (the “Shares”), which includes 405,710 shares of common stock of the Company to be issued to the Underwriters pursuant to the exercise of an option granted by the Company to purchase additional shares. The price to the public in this offering is $26.64 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $25.1082 per Share. The net proceeds to the Company from this offering are expected to be approximately $78.1 million, after deducting underwriting discounts and commissions. The offering is expected to close on or about January 16, 2013, subject to customary closing conditions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3, as amended, initially filed with the Securities and Exchange Commission (“SEC”) on November 14, 2011, which became effective on December 19, 2011 (Registration Statement No. 333-177967), the Company’s registration statement on Form S-3 filed with the SEC pursuant to

Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) on January 10, 2013, which became effective immediately upon filing (Registration Statement No. 333-185963), and a preliminary and final prospectus supplement thereunder.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and this description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On January 11, 2013, the Company issued a press release announcing, among other things, the offering price and the number of Shares to be sold in the offering, which press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the Company’s issuance of the Shares and the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the Shares and the Company’s ability to satisfy certain conditions precedent to the closing of the offering. Risk factors that may cause actual results to differ are discussed in the Company’s SEC filings, including its Current Report on Form 8-K filed on January 10, 2013 and its final prospectus supplement for this offering, which was filed on January 14, 2013. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date hereof and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information or future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 11, 2013

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: January 14, 2013	By:	/s/ Anne Marie Cook
	Name:	Anne Marie Cook
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 11, 2013

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 11, 2013